UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2025

ALKAMI TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware     001-40321     45-3060776
(State or Other Jurisdiction of Incorporation) (Commission File Number)     (IRS Employer Identification No.)

5601 Granite Parkway, Suite 120, Plano, TX 75024
(Address of Principal Executive Offices) (Zip Code)
(877) 725-5264
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of MANTL

On February 27, 2025, Alkami Technology, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire Fin Technologies, Inc. dba MANTL, a Delaware corporation (“MANTL”), through a merger (the “Merger”) of MCW MergerSub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“MergerSub”), with and into MANTL, with MANTL surviving the Merger as a wholly owned subsidiary of the Company. MANTL provides onboarding and account opening solutions that allow financial institutions to acquire commercial, business and retail customers through a variety of channels for many deposit account types.

Pursuant to the terms of the Merger Agreement, the Company has agreed to acquire MANTL for an enterprise value of $400 million, on a debt free, cash free basis and subject to customary purchase price adjustments, expected to be $7 million. Alkami plans to fund the acquisition with cash of approximately $380 million and restricted stock units issued to continuing MANTL employees with an estimated value of $13 million at transaction closing in replacement for unvested compensatory stock options. The purchase price is subject to certain adjustments at closing based on, among other things, MANTL’s net working capital amount and other customary adjustments at closing. In addition, a portion of the purchase price will be placed into escrow to secure certain obligations of MANTL and its equityholders under the Merger Agreement.

The completion of the Merger remains subject to the satisfaction or waiver (to the extent permitted by applicable law) of certain customary closing conditions, including, among other things, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the accuracy of the other party’s representations and warranties (subject to certain materiality qualifiers) in the Merger Agreement as of the date of the Merger Agreement and as of the Closing Date (as defined in the Merger Agreement), and the other party’s compliance with its covenants and agreements in the Merger Agreement in all material respects.

Each of the Company, MergerSub and MANTL made customary representations and warranties and agreed to customary covenants in the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement among the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to stockholders or (iii) may have been used for purposes of allocating risk among the parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the Company, MANTL or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, MANTL or any of their respective subsidiaries or affiliates. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Merger Agreement contains customary covenants and termination rights. The Company’s obligations under the Merger Agreement are not subject to a financing contingency. The Company is evaluating various financing options to meet the net cash requirements of the acquisition, which may include utilizing cash and marketable securities, drawing on its credit facility, or leveraging its universal shelf registration to issue equity securities, equity-linked securities, or debt instruments.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Credit Facility Amendment

On February 27, 2025, the Company entered into a Third Amendment (the “Amendment”) to the Company’s Amended and Restated Credit Agreement dated as of April 29, 2022 (as amended the “Credit Agreement”), with Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, as Administrative Agent, and the other lenders party thereto.

The Amendment, among other things, (i) extends the maturity date of the revolving commitment from April 29, 2027 to February 27, 2030, (ii) increases the amount of the revolving loan commitment by $100 million, for a total revolving commitment of $225 million, (iii) extends the Financial Covenant Trigger Date to December 31, 2026 or such earlier date as designated by the Company, (iv) reduces the applicable interest rate margins (1) prior to the Financial Covenant Trigger Date, from SOFR plus 3.00% to 3.50% per annum to SOFR plus 2.75% to 3.25% per annum, based on the recurring revenue leverage ratio and (2) on or after the Financial Covenant Trigger Date, from SOFR plus 1.50% to 3.00% per annum to SOFR plus 1.25% to 2.50% per annum, based on the total net leverage ratio, (v) permits the acquisition of MANTL pursuant to the terms of the Merger Agreement, (vi) permits certain Permitted Convertible Indebtedness and Permitted Equity Derivative Transactions (as such terms are defined in the Credit Agreement, as amended by the Amendment), subject to certain restrictions, and (vii) modifies certain covenants.

Except as amended by the Amendment, the remaining terms of the Credit Agreement remain in full force and effect. The material terms of the Credit Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2022, as amended by those certain First and Second Amendments to the Company’s Amended and Restated Credit Agreement dated as of June 27, 2023 and July 1, 2024, respectively (and described in the Company’s Current Reports on Form 8-K filed with the SEC on June 28, 2023 and on Form 8-K/A filed with the SEC on July 3, 2024, respectively).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On February 27, 2025, the Company issued a press release announcing its financial results for the quarter and year ending December 31, 2024. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information set forth in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01. Regulation FD Disclosure.

On February 27, 2025, the Company posted an investor presentation to its website at www.alkami.com (the “Investor Presentation”). A copy of the Investor Presentation is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.2, shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. By furnishing the information contained in the Investor Presentation, the Company makes no admission as to the materiality of any information in the Investor Presentation that is required to be disclosed solely by reason of Regulation FD.

Item 8.01. Other Events.

On February 27, 2025, the Company and MANTL issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is being filed herewith as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated February 27, 2025, by and among Alkami Technology, Inc., MCW MergerSub, Inc., and Fin Technologies, Inc. dba MANTL
99.1	Earnings Press Release, dated February 27, 2025
99.2	Investor Presentation, dated February 27, 2025
99.3	Press Release announcing acquisition of MANTL, dated February 27, 2025
10.1*
Third Amendment to Amended and Restated Credit Agreement, among Alkami Technology, Inc., as the Borrower, the several Lenders from time to time party thereto and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, as Administrative Agent, Issuing Lender and Swingline Lender, dated as of February 27, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
*Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alkami Technology, Inc.

Date:	February 27, 2025	By:	/s/ W. Bryan Hill
W. Bryan Hill
Chief Financial Officer